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                                                                  Exhibit 4.4(c)

                                 AMENDMENT NO. 2
                                     TO THE
                             ROADWAY SERVICES, INC.
                       STOCK SAVINGS AND RETIREMENT INCOME
                                 PLAN AND TRUST
                (Amended and Restated Effective January 1, 1994)
                ------------------------------------------------

                  THIS AMENDMENT NO. 2 is made and executed this 28th day of December, 1995, by and between Roadway Services, Inc. (hereinafter referred to as the "Company") and National City Bank, Cleveland, Ohio (hereinafter referred as the "Trustee"). Except as otherwise specified herein, this Amendment No. 2 shall be effective January 1, 1996.

                                   WITNESSETH:
                                   -----------

                  WHEREAS, effective January 1, 1979, Roadway Express, Inc. established the Roadway Express, Inc. Employee Stock Savings Plan and Trust;

                  WHEREAS, effective July 30, 1982, Roadway Express, Inc. became a wholly owned subsidiary of Roadway Services, Inc., an Ohio corporation, pursuant to an Agreement and Plan of Merger and Reorganization, and, effective January 1, 1983, Roadway Services, Inc. adopted the Plan, the name of which was changed to the Roadway Services, Inc. Employees Stock Savings Plan and Trust (Amended and Restated);

                  WHEREAS, effective January 1, 1989, the name of the Plan was changed to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (Amended and Restated);

                  WHEREAS, the Plan was last amended and restated effective January 1, 1994;


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                  WHEREAS, on or about January 1, 1996, Roadway Express, Inc.
will, pursuant to a spin-off, no longer be affiliated with the Company;

                  WHEREAS, Article XIII of the Plan sets forth the provisions whereby the Plan may be amended; and

                  WHEREAS, the Company desires to amend the Plan to reflect the spin-off of Roadway Express, Inc.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed by and between the Company and the Trustee as follows:

                  1. Section 1.3 of the Plan is hereby amended by the addition of a new Subsection (f) at the end thereof to read as follows:

                  (f) Notwithstanding any other provision of the Plan, a Participant who is an employee of Roadway Express, Inc. on January 1, 1996 shall not be eligible to receive his entire account balance from the Plan until he terminates employment with Roadway Express, Inc. after December 31, 1995. On and after the transfer of accounts from the Plan to the trust established under the Roadway Express, Inc. 401(k) Stock Savings Plan (the "REX Savings Plan Trust"), all benefits payable to a Participant who is an employee of Roadway Express, Inc. on or after January 1, 1996 on account of participation in the Plan for whom accounts are transferred pursuant to such Agreement shall be paid from the REX Savings Plan Trust.


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                  2. Section 2.13 of the Plan is hereby amended in its entirety to read as follows:

         2.13  Contributions
         -------------------

                  "Contributions" mean any one or more of After-Tax Contributions, Before-Tax Contributions, Matching Employer Contributions and Rollover Contributions, as the context requires.

                  3. Section 2.36 of the Plan is hereby amended by the addition of a new Subsection (f) at the end thereof to read as follows:

                  (f) (Roadway Express, Inc.) An Employee's Period of Service shall not include service with Roadway Express, Inc. on or after January 1, 1996.

                  4. New Sections 2.41A, 2.41B and 2.41C are hereby added to the Plan immediately following Section 2.41 to read as follows:

         2.41A  REX Stock
         ----------------

                  "REX Stock" means the voting common stock of Roadway Express, Inc.

         2.41B  REX Stock Fund
         ---------------------

                  "REX Stock Fund" means the Investment Fund described in
         Section 7.1, which is invested solely in REX Stock.

         2.41C  Rollover Contributions
         -----------------------------

                  "Rollover Contributions" means cash or other property acceptable to the Committee received and held by the Trustee pursuant to the provisions of Section 4.12.


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                  5. Section 2.45 of the Plan is hereby amended by the addition of the following sentence at the end thereof:

         A Participant who is employed by Roadway Express, Inc. on January 1, 1996 shall not be considered to have incurred a Termination of Employment as a result of the distribution of REX Stock by the Company.

                  6. The second sentence of Section 4.4 of the Plan is amended in its entirety to read as follows:

         A Participant may, however, in accordance with the percentages permitted by Sections 4.1 and 4.2, change the percentage of his Before-Tax Contributions and/or his After-Tax Contributions effective as of the first pay period of any calendar quarter upon prior written notice filed with the Plan Administrator within such period established by the Plan Administrator.

                  7. The first sentence of Section 4.5 of the Plan is hereby amended in its entirety to read as follows:

         Upon prior written notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may at any time suspend his Before-Tax Contributions and/or After-Tax Contributions effective with the start of the next payroll period following the expiration of such period, provided such suspension must be made for not less than one (1) calendar quarter.

                  8. A new Section 4.12 is hereby added to the Plan immediately following Section 4.11 to read as follows:

         4.12  Rollover Contributions
         ----------------------------

                  The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Covered Employee cash or other property acceptable to the Committee which shall have been distributed to the Participant from a trust (which is described in Code Section 401(a) and exempt from tax under Code Section 501(a)) under another plan in which the Participant was a participant in a distribution which constitutes an "eligible


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         rollover distribution" under Code Section 401(a)(31) or Code Section
         402(c)(4). The Committee may impose such requirements as it deems necessary to insure, to the extent possible, that the amounts proposed to be transferred hereto comply with the requirements of this Section.

                  9. The first sentence of Subsection (a) of Section 7.1 of the Plan is hereby amended in its entirety to read as follows:

         The Trust Fund will be divided into the Company Stock Fund and such additional Investment Funds as the Company may in its discretion select or establish (which may be more fully described in Exhibit B), and Contributions will be invested in the Investment Funds as provided in
         Section 7.5

                  10. The first sentence of Section 7.2 of the Plan is hereby amended in its entirety to read as follows:

         The Plan Administrator shall establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Employer Contributions and (d) Rollover Contributions.

                  11. The fourth sentence of Subsection 7.4(b) of the Plan is hereby amended in its entirety to read as follows:

         For this purpose, the transfer of funds to or from an Investment Fund pursuant to Section 7.6, Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be income or losses of the Investment Fund.


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                  12.      Subsection 7.4(d) of the Plan is hereby amended in
its entirety to read as follows:

                           (d) Except as provided in Section 7.5 or as may otherwise be provided by the Committee, Contributions shall be credited to each Participant's Account and allocated in accordance with the investment option chosen by such Participant to the Investment Funds as of the first Valuation Date on or after such Contribution is made.

                  13. Subsection 7.5(b) of the Plan is hereby amended in its entirety to read as follows:

                  (b) Each Participant may, by written direction to the Plan Administrator, direct that Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds subject to the following limitations:

                        (i) a Participant may, after the Plan Year in which he
                  attains age fifty-five (55), direct the investment of all or a portion of his Before- Tax and After-Tax Contributions; and

                        (ii) a Participant may, regardless of his age, direct
                  the investment of his Rollover Contributions and that portion of his Before-Tax Contributions that have not been used in determining the allocation of Matching Employer Contributions to his Account pursuant to Section 5.2.

                  14. Subsection 7.5(c) of the Plan is hereby amended in its entirety to read as follows:

                  (c) An investment direction by a Participant shall remain in effect and be applicable to all subsequent Before-Tax Contributions, After-Tax Contributions and Rollover Contributions, as applicable, made by or on behalf of the Participant unless and until an investment change is made by him and becomes effective pursuant to Section 7.6.



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                  15. Subsection 7.6(a) of the Plan is hereby amended in its entirety to read as follows:

                  (a) Each Participant who is eligible to direct the investment of all or a portion of his Before-Tax Contributions, After-Tax Contributions and Rollover Contributions pursuant to Section 7.5(b) may, by written direction to the Plan Administrator, change his investment direction with respect to such future Contributions and/or may direct that all or a portion of his Account that is attributable to such prior Contributions (including earnings and appreciation thereon) be transferred from one Investment Fund to another Investment Fund. Notwithstanding the preceding sentence, a Participant who is an employee of Roadway Express, Inc. on January 1, 1996 shall not be permitted to change his investment direction on or after January 1, 1996.

                  16. Subsection 7.8(b) of the Plan is hereby amended by the addition of the parenthetical "(or such other date as the Plan Administrator may designate)" after the word "November" each time such word appears therein.

                  17. The portion of Subsection 8.6(a) preceding the colon is hereby amended in its entirety to read as follows:

                  (a) Upon prior written notice filed with the Plan Administrator, within such period established by the Plan Administrator, a Participant may withdraw all or a portion of his Account (rounded to a whole share or unit) as provided and in the order set forth below:

                  18. Subsection 8.6(a) of the Plan is hereby amended by the addition of a new Paragraph (iv) immediately following Paragraph (iii) to read as follows, and subsequent Paragraphs of Subsection 8.6(a) are redesignated (v) and (vi) respectively:


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                           (iv) A Participant who has withdrawn all amounts
                  attributable to his After-Tax Contributions may withdraw all or a portion of his Account attributable to his Rollover Contributions (including the net earnings thereon).

                  19. Paragraphs (v) and (vi) (as redesignated by Section 18 of this Amendment) of Subsection 8.6(a) of the Plan are hereby amended in their entirety to read as follows:

                           (v) A Participant who has withdrawn all amounts
                  described in Paragraphs (i) through (iv) of this Subsection may withdraw all or a portion of his Account attributable to Matching Employer Contributions (including earnings and appreciation thereon); provided, however, that Matching Employer Contributions (including earnings and appreciation thereon) that have not been held in his Account for at least two (2) years may not be so withdrawn unless the Participant has been a Participant in the Plan for at least five (5) years;

                      (vi) A Participant who is least fifty-nine and one-half
                  (59 1/2) years old, who has withdrawn all amounts described in Paragraphs (i) through (v) of this Subsection may withdraw all or a portion of his Account attributable to Before-Tax Contributions (excluding any income allocable thereto).

                  20. Subsection 8.7(b) of the Plan is hereby amended in its entirety to read as follows:

                  (b) Any Participant who makes a withdrawal pursuant to Section 8.6(a)(v) or 8.6(a)(vi) may not make any After-Tax Contributions or have any Before-Tax Contributions or Matching Employer Contributions made for him for twelve (12) months thereafter.

                  21. Section 8.7 of the Plan is hereby amended by the deletion of Subsection (c) thereof.


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                  22. Subsection 8.7(d) of the Plan is hereby redesignated as
Subsection 8.7(c) and amended by the deletion of the second sentence thereof.

                  23. Subsection 8.8(a) of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         Notwithstanding any other provision of this Section, effective December 15, 1995, a Participant who is an employee of Roadway Express, Inc. is not entitled to a withdrawal on account of Hardship.

                  24. The first sentence of Section 9.1 of the Plan is hereby amended in its entirety to read as follows:

         The Trustee shall invest Contributions paid to it and earnings thereon in accordance with Section 9.2.

                  25. Section 15.4 of the Plan is hereby amended by substituting the phrase "Employer Matching Contributions" with the phrase "Matching Employer Contributions".

                  26. Section 16.4 of the Plan is hereby amended by substituting the phrase "Employer Matching Contributions" with the phrase "Matching Employer Contributions" each time such phrase appears therein.

                  27. Exhibit A to the Plan is hereby amended by the addition of the parenthetical "(ceased to be an Employer as of January 1, 1996)" after "Roadway Express, Inc."


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                  28. Exhibit B to the Plan is hereby amended by changing the title of Exhibit B to read

              "Additional Investment Funds Pursuant to Section 7.1
                             As of January 1, 1996"

and by the addition of new Paragraphs (4) and (5) to read as follows:

                  (4) The REX Stock Fund, to be invested in REX Stock. The REX Stock Fund shall be subject to the terms and conditions of Exhibit C.

                  (5) Effective January 1, 1995, the Mutual Beacon Fund that seeks as its principal investment objective capital appreciation, which may occasionally be short term. A secondary objective is income. The general investment policy is to invest in common stock, preferred stock and corporate debt securities, which may be convertible into common stock. Although the Fund may invest in securities from any size issuer, it will tend to invest in securities of issuers with market capitalizations in excess of $500 million. There are no pre-set limits as to the percentage of the Fund's portfolio which may be invested in equity securities, debt securities or cash equivalents.

                  29. A new Exhibit C is hereby added to the Plan immediately following Exhibit B to read as follows:

                                    EXHIBIT C
                                    ---------

                                 REX Stock Fund

                  The REX Stock Fund shall be subject to the following terms and conditions:

                  (1) Dividends, interest and other distributions other than REX Stock received by the Trustee in respect of the REX Stock Fund shall be invested solely in the Company Stock Fund.

                  (2) Subject to the provisions of Section 7.8, a Participant may, regardless of his age, by written direction to the Plan Administrator, direct that all or any portion of his Account which is invested in the REX Stock Fund and not otherwise eligible for


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         diversification pursuant to Section 7.5(b)(i) or (ii), be transferred solely to the Company Stock Fund. A Participant may not, however, direct the transfer of any portion of his Account not currently invested in the REX Stock Fund into the REX Stock Fund.

                  (3) Each Participant shall be entitled to instruct the Trustee as to the voting of any full or partial shares of REX Stock allocated to his Account as of the applicable record date. Prior to such voting, the Participant shall receive a copy of the proxy solicitation materials and a blank form to instruct confidentially the Trustee how to vote the shares of REX Stock allocated to his Account as of the applicable record date. Upon receipt of such instructions, the Trustee shall vote the shares (or, as applicable, exercise any dissenter's rights) as instructed. The Trustee shall vote all other REX Stock in its possession (including shares for which it does not receive instruction from Participants) in accordance with Section 9.4(b).

                  (4) Each Participant shall be entitled to instruct the Trustee as to the tendering of any full or partial shares of REX Stock allocated to his Account. Prior to such tendering, the Participant shall receive a copy of the material relating to such tender decision and a blank form to instruct confidentially the Trustee whether to tender the shares of REX Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Trustee shall decide whether or not to tender all other REX Stock in its possession (including shares for which it does not receive instruction from Participants) in accordance with Section 9.4(b).

                  (5) The operation and administration of the REX Stock Fund shall be subject to the provisions of the Plan to the extent not inconsistent with the provisions of this Exhibit.


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                  IN WITNESS WHEREOF, the Company and the Trustee have
caused this Amendment No. 2 to be executed by their duly appointed officers.

In the presence of:                       ROADWAY SERVICES, INC.

                                          By: /s/ Donald C. Brown
----------------------                       ----------------------------------

                                          Title: V.P. Corporate Support Svcs.
                                                -------------------------------
                                          Date: 12-21-1995
                                              ---------------------------------

                                          NATIONAL CITY BANK

                                          By: /s/ Allen E. Loomis
----------------------                       ---------------------------------

                                          Title: Senior Vice President
                                                ------------------------------
                                          Date: 12-28-95
                                               -------------------------------